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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants



                 INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Tuscany Minerals, Ltd. on Form SB-2 - Amendment No. 3 of our Auditors' Report, dated January 22, 2001, on the balance sheet of Tuscany Minerals, Ltd. as of December 31, 2000, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from date of organization, October 5, 2000 to December 31, 2000.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada                                 /s/ MORGAN & COMPANY

June 19, 2001                                    Chartered Accountants

Tel:  (604) 687-5841        Member of           P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         International              Vancouver, B.C. V7Y 1A1